FOR IMMEDIATE RELEASE

POOL CORPORATION REPORTS RECORD RESULTS
AND UPDATES 2012 EARNINGS GUIDANCE RANGE

Highlights include:

•	Record year to date sales and EPS

•	Q3 sales growth of 5%, including 3% from base business

•	Q3 diluted EPS of $0.45, adjusted diluted EPS up 18% to a record $0.59 (excluding goodwill impairment)
______________________

COVINGTON, LA. (October 18, 2012) – Pool Corporation (NASDAQ/GSM:POOL) today reported results for the third quarter of 2012.

“We realized strong third quarter results despite the challenging external environment and one less selling day than the third quarter of 2011. Solid execution across the company drove market share gains and resulted in a contribution margin from base business sales of over 24% year to date excluding the impact of goodwill impairment,” said Manuel Perez de la Mesa, President and CEO.

Net sales for the quarter ended September 30, 2012 increased 5% to $528.0 million, compared to $503.6 million in the third quarter of 2011. Base business sales were up 3% (over 4% on a same selling day basis), with 3% growth on the swimming pool side of the business and 8% on the irrigation side of the business. This growth is primarily attributable to market share gains, modest growth in consumer discretionary expenditures and some price inflation, offset by a 1% decline from the impact of unfavorable currency fluctuations.

Gross profit for the third quarter of 2012 improved 2% to $151.5 million from $147.9 million in the comparable 2011 period. Gross profit as a percentage of net sales (gross margin) declined 70 basis points to 28.7% in the third quarter of 2012. The decrease in gross margin reflects a difficult comparison given the 60 basis point improvement in the third quarter last year, which included the benefit of 2011 mid-year vendor price increases. Unfavorable product and customer mix changes and continued competitive pricing pressures also contributed to the gross margin decline in the quarter.

Selling and administrative expenses (operating expenses) decreased 3% to $103.5 million in the third quarter of 2012 compared to the same period in 2011. Base business operating expenses were down 6% compared to the third quarter of 2011, as lower employee incentive costs, the impact of currency fluctuations on expenses, the impact of one less selling day and lower bad debt expense more than offset higher professional fees and inflationary increases in other costs.

The Company performed an interim goodwill impairment analysis for its United Kingdom reporting unit during the third quarter and recorded a non-cash goodwill impairment charge equal to the total current goodwill carrying amount of $6.9 million, which had a $0.14 negative impact on diluted EPS for the three and nine months ended September 30, 2012. Adjusted operating income, adjusted net income and adjusted diluted EPS for all periods exclude goodwill impairment and are provided in this release because the company believes these amounts are useful to investors in assessing year-over-year operating performance.

Operating income for the quarter was essentially flat at $41.0 million compared to 2011. Operating income as a percentage of net sales (operating margin) decreased 30 basis points to 7.8% for the third quarter of 2012 compared to the same period in 2011. Adjusted operating income for the quarter increased 17% to $48.0 million and adjusted operating margin increased 100 basis points to 9.1% for the third quarter of 2012 compared to the same period in 2011.

Net income decreased 12% to $21.4 million in the third quarter of 2012, with earnings per share down 10% to $0.45 per diluted share versus $0.50 per diluted share for the third quarter of 2011. Adjusted net income for the third quarter increased 17% to $28.3 million, while adjusted diluted EPS increased 18% to a record $0.59.

Net sales for the nine months ended September 30, 2012 increased 8% to a record $1,647.2 million from $1,522.9 million the comparable 2011 period. This growth included a 6% improvement in base business sales despite a 1% unfavorable foreign currency impact. Gross margin decreased approximately 60 basis points to 29.0% in the first nine months of 2012 from 29.6% for the same period last year.

Operating expenses were up 2% compared to the first nine months of 2011 due to acquired and new sales centers, with base business operating expenses declining 1%. Operating income for the first nine months of 2012 increased 11% to $155.2 million compared to $139.4 million in the same period last year. Excluding the goodwill impairment, year to date adjusted operating income increased 16% to $162.1 million.

Earnings per share for the first nine months of 2012 increased 12% to a record $1.87 per diluted share on net income of $90.0 million, compared to $1.67 per diluted share on net income of $82.1 million in the comparable 2011 period. Adjusted net income for the first nine months increased 18% to $96.9 million, while adjusted diluted EPS increased 20% to a record $2.01.

The balance sheet reflects improved working capital management with improved collections on customer accounts and higher inventory turns versus last year. Total net receivables increased 9% due primarily to the increase in net sales and higher vendor receivables, while inventory levels were up 3% including a 2% increase from recent acquisitions. Total debt outstanding at September 30, 2012 was $214.3 million, down $54.4 million compared to September 30, 2011.

Cash provided by operations was $124.5 million in the first nine months of 2012 compared to $32.0 million in the first nine months of 2011. This improvement reflects the increase in net income, favorable timing differences related to the inventory purchase and payment cycle and a benefit related to the deferral of our third quarter 2012 estimated federal tax payments. Share repurchases in the first nine months of 2012 totaled $53.3 million, or 1.5 million shares. Adjusted EBITDA (as defined in the addendum to this release) was $53.0 million in the third quarter of 2012 compared to $45.8 million in the third quarter of 2011, and $177.5 million for the nine months ended September 30, 2012 compared to $153.6 million for the nine months ended September 30, 2011.

“Based on results through September, we are revising our 2012 earnings guidance from our previous range of $1.75 to $1.82 per diluted share to a projected range of $1.80 to $1.83 per diluted share excluding the $0.14 goodwill impairment charge. We are confident in the long term growth opportunities available in our industry and are actively investing to realize those opportunities,” said Perez de la Mesa.

POOLCORP is the largest wholesale distributor of swimming pool and related backyard products. Currently, POOLCORP operates 312 sales centers in North America and Europe, through which it distributes more than 160,000 national brand and private label products to roughly 80,000 wholesale customers. For more information, please visit www.poolcorp.com.

This news release includes “forward-looking” statements that involve risk and uncertainties that are generally identifiable through the use of words such as “believe,” “expect,” “intend,” “plan,” “estimate,” “project” and similar expressions and include projections of earnings. The forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements speak only as of the date of this release, and we undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur. Actual results may differ materially due to a variety of factors, including the sensitivity of our business to weather conditions, changes in the economy and the housing market, our ability to maintain favorable relationships with suppliers and manufacturers, competition from other leisure product alternatives and mass merchants and other risks detailed in POOLCORP’s 2011 Annual Report on Form 10-K filed with the Securities and Exchange Commission.

CONTACT:
Craig K. Hubbard
985.801.5117
craig.hubbard@poolcorp.com

POOL CORPORATION
Consolidated Statements of Income
(Unaudited)
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011

Net sales	$528,027	$503,584	$1,647,156	$1,522,896
Cost of sales	376,526	355,678	1,168,687	1,072,141
Gross profit	151,501	147,906	478,469	450,755
Percent	28.7%	29.4%	29.0%	29.6%

Selling and administrative expenses	103,544	106,993	316,357	311,345
Goodwill impairment	6,946	—	6,946	—
Operating income	41,011	40,913	155,166	139,410
Percent	7.8%	8.1%	9.4%	9.2%

Interest expense, net	1,687	1,641	5,364	5,110
Income before income taxes and equity earnings	39,324	39,272	149,802	134,300
Provision for income taxes	17,965	15,126	60,020	52,377
Equity earnings in unconsolidated investments	16	23	187	185
Net income	$21,375	$24,169	$89,969	$82,108

Earnings per share:
Basic	$0.46	$0.50	$1.91	$1.70
Diluted	$0.45	$0.50	$1.87	$1.67
Weighted average shares outstanding:
Basic	46,574	47,987	47,076	48,357
Diluted	47,787	48,772	48,205	49,157

Cash dividends declared per common share	$0.16	$0.14	$0.46	$0.41

POOL CORPORATION
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)

	September 30,	September 30,	Change
	2012	2011	$	%

Assets
Current assets:
Cash and cash equivalents	$28,818	$20,656	$8,162	40%
Receivables, net	175,459	160,647	14,812	9
Product inventories, net	349,325	337,698	11,627	3
Prepaid expenses and other current assets	8,078	7,354	724	10
Deferred income taxes	11,561	10,145	1,416	14
Total current assets	573,241	536,500	36,741	7

Property and equipment, net	46,643	40,774	5,869	14
Goodwill	169,983	178,516	(8,533)	(5)
Other intangible assets, net	11,270	11,953	(683)	(6)
Equity interest investments	1,066	976	90	9
Other assets, net	29,180	29,493	(313)	(1)
Total assets	$831,383	$798,212	$33,171	4%

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$163,543	$120,221	$43,322	36%
Accrued expenses and other current liabilities	102,805	70,718	32,087	45
Current portion of long-term debt and other long-term liabilities	23	22	1	5
Total current liabilities	266,371	190,961	75,410	39

Deferred income taxes	31,833	26,549	5,284	20
Long-term debt	214,328	268,700	(54,372)	(20)
Other long-term liabilities	6,381	7,503	(1,122)	(15)
Total liabilities	518,913	493,713	25,200	5
Total stockholders’ equity	312,470	304,499	7,971	3
Total liabilities and stockholders’ equity	$831,383	$798,212	$33,171	4%
__________________

1.	The allowance for doubtful accounts was $4.8 million at September 30, 2012 and $5.2 million at September 30, 2011.

2.	The inventory reserve was $9.6 million at September 30, 2012 and $7.4 million at September 30, 2011.

POOL CORPORATION
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Nine Months Ended
	September 30,
	2012	2011	Change
Operating activities
Net income	$89,969	$82,108	$7,861
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	8,481	7,071	1,410
Amortization	962	1,243	(281)
Share-based compensation	6,236	6,143	93
Excess tax benefits from share-based compensation	(2,534)	(2,229)	(305)
Equity earnings in unconsolidated investments	(187)	(185)	(2)
Goodwill impairment	6,946	—	6,946
Other	278	(3,892)	4,170
Changes in operating assets and liabilities, net of effects of acquisitions:
Receivables	(63,015)	(55,941)	(7,074)
Product inventories	39,644	10,999	28,645
Prepaid expenses and other assets	2,607	677	1,930
Accounts payable	(15,500)	(49,542)	34,042
Accrued expenses and other current liabilities	50,643	35,522	15,121
Net cash provided by operating activities	124,530	31,974	92,556

Investing activities
Acquisition of businesses, net of cash acquired	(4,580)	(2,961)	(1,619)
Purchase of property and equipment, net of sale proceeds	(13,717)	(16,959)	3,242
Other investments	(249)	(177)	(72)
Net cash used in investing activities	(18,546)	(20,097)	1,551

Financing activities
Proceeds from revolving line of credit	482,669	446,649	36,020
Payments on revolving line of credit	(415,641)	(376,649)	(38,992)
Payments on long-term debt and other long-term liabilities	(100,017)	(145)	(99,872)
Payments of deferred acquisition consideration	—	(500)	500
Excess tax benefits from share-based compensation	2,534	2,229	305
Proceeds from stock issued under share-based compensation plans	13,180	9,506	3,674
Payments of cash dividends	(21,669)	(19,798)	(1,871)
Purchases of treasury stock	(55,088)	(62,842)	7,754
Net cash used in financing activities	(94,032)	(1,550)	(92,482)
Effect of exchange rate changes on cash and cash equivalents	(621)	608	(1,229)
Change in cash and cash equivalents	11,331	10,935	396
Cash and cash equivalents at beginning of period	17,487	9,721	7,766
Cash and cash equivalents at end of period	$28,818	$20,656	$8,162

ADDENDUM

Base Business

The following table breaks out our consolidated results into the base business component and the excluded components (sales centers excluded from base business):

(Unaudited)	Base Business		Excluded		Total
(in thousands)	Three Months Ended		Three Months Ended		Three Months Ended
	September 30,		September 30,		September 30,
	2012	2011	2012	2011	2012	2011
Net sales	$518,504	$502,301	$9,523	$1,283	$528,027	$503,584

Gross profit	148,738	147,541	2,763	365	151,501	147,906
Gross margin	28.7%	29.4%	29.0%	28.4%	28.7%	29.4%

Operating expenses	100,315	106,619	3,229	374	103,544	106,993
Expenses as a % of net sales	19.3%	21.2%	33.9%	29.2%	19.6%	21.2%

Goodwill impairment	6,946	—	—	—	6,946	—

Operating income (loss)	41,477	40,922	(466)	(9)	41,011	40,913
Operating margin	8.0%	8.1%	(4.9)%	(0.7)%	7.8%	8.1%

(Unaudited)	Base Business		Excluded		Total
(in thousands)	Nine Months Ended		Nine Months Ended		Nine Months Ended
	September 30,		September 30,		September 30,
	2012	2011	2012	2011	2012	2011
Net sales	$1,608,947	$1,517,691	$38,209	$5,205	$1,647,156	$1,522,896

Gross profit	467,582	449,285	10,887	1,470	478,469	450,755
Gross margin	29.1%	29.6%	28.5%	28.2%	29.0%	29.6%

Operating expenses	305,354	309,438	11,003	1,907	316,357	311,345
Expenses as a % of net sales	19.0%	20.4%	28.8%	36.6%	19.2%	20.4%

Goodwill impairment	6,946	—	—	—	6,946	—

Operating income (loss)	155,282	139,847	(116)	(437)	155,166	139,410
Operating margin	9.7%	9.2%	(0.3)%	(8.4)%	9.4%	9.2%

We have excluded the following acquisitions from base business for the periods identified:

Acquired (1)	Acquisition Date	Net Sales Centers Acquired	Periods Excluded
CCR Distribution	March 2012	1	March–September 2012
Ideal Distributors Ltd.	February 2012	4	February–September 2012
G.L. Cornell Company	December 2011	1	January–September 2012
Poolway Schwimmbadtechnik GmbH	November 2011	1	January–September 2012
The Kilpatrick Company, Inc.	May 2011	4	January–July 2012 and May–July 2011
Turf Equipment Supply Co.	December 2010	3	January–February 2012 and January–February 2011
Pool Boat and Leisure, S.A.	December 2010	1	January–February 2012 and January–February 2011

(1)	We acquired certain distribution assets of each of these companies.

We exclude the following sales centers from base business results for a period of 15 months (parenthetical numbers for each category indicate the number of sales centers excluded as of September 30, 2012):

•	acquired sales centers (see table above);

•	existing sales centers consolidated with acquired sales centers (0);

•	closed sales centers (0);

•	consolidated sales centers in cases where we do not expect to maintain the majority of the existing business (0); and

•	sales centers opened in new markets (4).

We generally allocate corporate overhead expenses to excluded sales centers on the basis of their net sales as a percentage of total net sales. After 15 months of operations, we include acquired, consolidated and new market sales centers in the base business calculation including the comparative prior year period.

The table below summarizes the changes in our sales centers in the first nine months of 2012:

December 31, 2011	298
Acquired	5
New locations	9
September 30, 2012	312

Adjusted EBITDA

We define Adjusted EBITDA as net income or net loss plus interest expense, income taxes, depreciation, amortization, share-based compensation, goodwill and other non-cash impairments and equity earnings or loss in unconsolidated investments.  Adjusted EBITDA is not a measure of cash flow or liquidity as determined by generally accepted accounting principles (GAAP). We have included Adjusted EBITDA as a supplemental disclosure because we believe that it is widely used by our investors, industry analysts and others as a useful supplemental liquidity measure in conjunction with cash flows provided by or used in operating activities to help investors understand our ability to provide cash flows to fund growth, service debt and pay dividends as well as compare our cash flow generating capacity from year to year.

We believe Adjusted EBITDA should be considered in addition to, not as a substitute for, operating income or loss, net income or loss, cash flows provided by or used in operating, investing and financing activities or other income statement or cash flow statement line items reported in accordance with GAAP. Other companies may calculate Adjusted EBITDA differently than we do, which may limit its usefulness as a comparative measure.

The table below presents a reconciliation of net income to Adjusted EBITDA.

(Unaudited)	Three Months Ended		Nine Months Ended
(In thousands)	September 30,		September 30,
	2012	2011	2012	2011
Net income	$21,375	$24,169	$89,969	$82,108
Add:
Interest expense (1)	1,687	1,641	5,364	5,110
Provision for income taxes	17,965	15,126	60,020	52,377
Share-based compensation	1,930	2,059	6,236	6,143
Goodwill impairment	6,946	—	6,946	—
Equity earnings in unconsolidated investments	(16)	(23)	(187)	(185)
Depreciation	2,922	2,601	8,481	7,071
Amortization (2)	228	271	671	1,021
Adjusted EBITDA	$53,037	$45,844	$177,500	$153,645

(1)	Shown net of interest income and includes amortization of deferred financing costs as discussed below.

(2)
Excludes amortization of deferred financing costs of $96 and $74 for the three months ended September 30, 2012 and September 30, 2011, respectively, and $291 and $222 for the nine months ended September 30, 2012 and September 30, 2011, respectively.

The table below presents a reconciliation of Adjusted EBITDA to net cash provided by operating activities. Please see page 5 for our Condensed Consolidated Statements of Cash Flows.

(Unaudited)	Three Months Ended		Nine Months Ended
(In thousands)	September 30,		September 30,
	2012	2011	2012	2011
Adjusted EBITDA	$53,037	$45,844	$177,500	$153,645
Add:
Interest expense, net of interest income	(1,591)	(1,567)	(5,073)	(4,888)
Provision for income taxes	(17,965)	(15,126)	(60,020)	(52,377)
Excess tax benefits from share-based compensation	(925)	(208)	(2,534)	(2,229)
Other	(970)	(1,094)	278	(3,892)
Change in operating assets and liabilities	59,423	23,064	14,379	(58,285)
Net cash provided by operating activities	$91,009	$50,913	$124,530	$31,974